                                                                      Exhibit 12



                COMPUTATION OF RATIO OF INCOME TO FIXED CHARGES


     The computation of the ratio of income to fixed charges is set forth in
Note 7 of Notes to Consolidated Financial Statements on page 31 of the
Form 10-Q.